PRESS RELEASE

SYMBOLLON PHARMACEUTICALS, INC.
37 Loring Drive, Framingham, MA 01702
Phone: (508) 620-7676  Fax: (508) 620-7111

FOR IMMEDIATE RELEASE

SYMBOLLON PHARMACEUTICALS ANNOUNCES RESULTS OF IOGEN PHASE III CLINICAL TRIAL

FRAMINGHAM, MA., April 10, 2008 -- Symbollon Pharmaceuticals, Inc. (OTCBB: SYMBA) today announced the results of a Phase III clinical trial designed to evaluate the effectiveness of IoGen™ for the treatment of moderate to severe cyclic pain associated with fibrocystic breast disease.  In the study, patients were dosed once a day for up to six months with either a 6-mg IoGen tablet or placebo.  There was no statistically significant difference between the treatment groups on the primary endpoint of pain reduction.  The findings demonstrated equivalence between the active 6-mg IoGen formulation and the placebo in achieving the primary efficacy endpoint.   The data also showed no statistically significant difference between the two groups in achieving the secondary efficacy endpoint of fibrosis reduction.  The overall incidence rates of treatment-related adverse events, serious adverse events or adverse events leading to discontinuation were generally similar between treatment groups.

The study randomized 142 patients.  Of this group, 61 patients were included in the IoGen intent-to-treat group and 65 patients in the placebo intent-to-treat group.  IoGen was clinically successful in achieving the primary efficacy endpoint of pain reduction in 34 of 61 (56%) patients, compared to positive responders in the placebo group of 38 of 65 (58%) patients.  IoGen was successful in achieving the secondary endpoint of at least 25% reduction of fibrosis in 38 of 54 (71%) patients, compared to positive responders in the placebo group of 39 of 61 (64%) patients.

"We are extremely surprised and disappointed by the high placebo results in this study,” said Paul Desjourdy, President and CEO of Symbollon Pharmaceuticals.  “While we will continue to evaluate the data, the results of this study will severely limit our ability to proceed with the clinical development of IoGen.  Based on the Company’s limited resources, management and the Board of Directors will be evaluating the Company’s ability to continue operations.  We have adequate resources to continue operations through June.  In light of these clinical results, it may be difficult for us to raise additional resources.  Our focus will be to maximize shareholder value by leveraging the Company’s proprietary technology.”

About Symbollon Pharmaceuticals, Inc. (OTCBB: SYMBA) is a specialty pharmaceutical company focused on the development and commercialization of proprietary drugs based on its molecular iodine technology for women’s healthcare and antimicrobials uses.  For more information about Symbollon, please visit the company's website at http://www.symbollon.com.

Forward Looking Statement This news release contains statements by the Company that involve risks and uncertainties and may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements reflect management’s current views and are based on certain assumptions.  Actual results could differ materially from those currently anticipated as a result of a number of factors, including, but not limited to, the risks and uncertainties associated with whether (i) we will be able to proceed with the clinical development of IoGen, (ii) Symbollon will be able to obtain the resources necessary to continue operations as a going concern, (iii) Symbollon will be able to acquire the Chinese pharmaceutical company, Medpharm, (iv) the Company will be able to enter into new arrangements with corporate partners, (v) management and the Board of Directors will be able to maximize shareholder value by leveraging the Company’s proprietary technology, and (v) such other factors as may be disclosed from time-to-time in the Company’s reports as filed with the Securities and Exchange Commission.

CONTACT:
Paul C. Desjourdy, President and CEO                                                                             Kelly Black, Investor Relations
Symbollon Pharmaceuticals, Inc.                                                                                       Premier Funding & FMS
(508) 620-7676, x202                                                                                             (480) 649-8224
pauldesjourdy@symbollon.com                                                                                     kblack@premierfundingservice.com